October 25, 2016

Synergy Resources Issues Preliminary Third Quarter Financial Results and Operations Highlights; Announces an Increase in the Company’s Revolving Line of Credit Borrowing Base; Announces 2016 Third Quarter Earnings Release and Conference Call Date; Announces Upcoming Investor Conferences
DENVER, CO October 25, 2016 (Marketwired)—Synergy Resources Corporation (NYSE: SYRG) (“Synergy” or the “Company”), an oil and gas exploration and production company focused in the Denver-Julesburg Basin, today issues its preliminary third quarter September 30, 2016 financial results and operations highlights, announces an increase in the Company’s revolving line of credit borrowing base, announces its third quarter conference call information and upcoming investor conferences.
Third Quarter 2016 Financial Highlights

•	Production sales volumes of 10.8 MBOE/day (52% oil)

•	Capital expenditures for three and nine months ended September 30, 2016 were $46.4 million and $83.2 million, respectively

•	Borrowing base increased by $15 million to $160 million

•	Current liquidity of $223.8 million composed of undrawn revolver and $63.8 million in cash on hand

Net Production, Sales Prices and Unit Cost Comparison	Three Months Ended		% Chg.	Nine Months Ended		% Chg.
Average Daily Volumes	9/30/2016	9/30/2015		9/30/2016	9/30/2015
Daily Production (BOE/day)	10,794	11,975	-10%	11,133	9,119	22%

Product Price Received
Crude Oil ($/Bbl)	$35.67	$39.05	-9%	$31.47	$42.16	-25%
Natural Gas ($/Mcf)	$2.73	$2.59	5%	$2.18	$2.84	-23%

Differentials
NYMEX WTI	-$9.23	-$7.37	25%	-$9.76	-$8.84	10%
NYMEX Henry Hub	-$0.15	-$0.15	0%	-$0.16	$0.11	nm

Unit Cost Analysis
Lease Operating Expense ($/BOE)	$3.84	$4.61	-17%	$4.90	$5.20	-6%

October 25, 2016

Production for the three months ended September 30, 2016 declined 10% year-over-year and was down 3% sequentially. However, production for the 9-month period ended September 30, 2016 was up 22% from the same period of a year ago averaging 11,133 BOE/day, in line with the Company’s full year guidance. Synergy's oil differentials improved for the three months ended September 30, 2016 compared to the three months ended June 30, 2016 reflecting the favorable impact of uncommitted and non-operated volumes. Lease operating expense for the three months ended September 30, 2016 was favorably impacted by lower realized remediation expenditures as well as the effect of sales and trades of vertical wells in the prior quarter.
Operations Update
The Company continues to operate two drilling rigs with both rigs currently on the Evans drilling spacing unit where 13 long length lateral wells (~10,000’) and nine extended length lateral wells (~12,000’) are being drilled. Fifteen of the planned twenty-two wells have reached total depth and casing has been set with the remaining seven wells on schedule to be drilled.
Stimulation operations at the Fagerberg Pad recently finished and coiled tubing units have been moved onto location to begin the process of drilling out plugs in the 14 mid-length lateral wells (avg. ~7,600’ lateral length).
Management Comment
Lynn A. Peterson, Chief Executive Officer of Synergy commented, “Given that we did not plan to complete any additional wells in the 3rd quarter, we anticipated a quarter-over-quarter reduction due to the natural production declines inherent in unconventional reservoirs. As the Fagerberg pad begins to contribute to production in the 4th quarter of 2016 our overall volumes are expected to return to a level that is consistent with our full-year 2016 production guidance range.”
Mr. Peterson also noted that, “As it relates to the transformation of the Company, it hasn’t only been about significantly enlarging our Wattenberg Fairway footprint.  Up to and including our Vista Pad that was brought online in the 2nd quarter of 2016, the Company had drilled and completed approximately 430,000 gross lateral feet of wellbore.  Over the next six months, when completed, the Fagerberg and Evans pads will have approximately 350,000 gross lateral feet of wellbore.”

Third Quarter 2016 Earnings Release and Call
Synergy plans to issue its third quarter earnings release on Thursday, November 3, 2016 after the close of trading on the New York Stock Exchange.
Synergy will host a conference call on Friday, November 4, 2016 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the results. The call will be conducted by Chairman and CEO Lynn A. Peterson, CFO James Henderson, co-COOs Nick Spence and Mike Eberhard and Manager of IR John Richardson. A Q&A session will immediately follow the discussion of the results for the quarter.
To participate in this call please dial:

October 25, 2016

Domestic Dial-in Number: (877) 407-9122
International Dial-in Number: (201) 493-6747

Upcoming Investor Conferences
Presentations provided in conjunction with these events will be available on Synergy’s website at www.syrginfo.com the morning of the respective presentation. Members of Synergy senior management will participate in the following hosted investor events:
Stephens Fall Investment Conference
James Henderson (CFO) will present on November 8 at the New York Palace Hotel in New York, NY – Also in attendance for 1x1 meetings will be Mike Eberhard (COO Operations)

Baird 2016 Global Industrial Conference
James Henderson (CFO) will present - November 9 at 11:00 AM CST at the Four Seasons Hotel in Chicago, IL – Also in attendance for 1x1 meetings will be Mike Eberhard (COO Operations)

Capital One Securities 2016 December Energy Conference
Lynn Peterson (CEO) will present - December 7th at the Omni Royal Orleans Hotel New Orleans, LA – Also in attendance for 1x1 meetings will be James Henderson (CFO)

About Synergy Resources Corporation
Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Wattenberg Field of the Denver-Julesburg Basin. The Denver-Julesburg Basin encompasses parts of Colorado, Wyoming, Kansas, and Nebraska. The Company's corporate offices are located in Denver, Colorado. More company news and information about Synergy is available at www.syrginfo.com.
Important Cautions Regarding Forward Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement. Forward-looking statements herein include statements regarding expected future production, expenses, capital projects and expenditures, expected drilling locations and targets, expected working and net revenue interests, future differentials, midstream projects and issues, and well results. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information.

October 25, 2016

The identification in this press release of factors that may affect the Company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the Company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the Company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the Company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the Company's ability to identify, finance and integrate any future acquisitions; the volatility of the Company's stock price; and the other factors described in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, all of which are incorporated by reference in this release.

Company Contact:
John Richardson (IR Manager)
Synergy Resources Corporation
Tel 720-616-4308
E-mail: jrichardson@syrginfo.com